Exhibit 10.1

THIRD OMNIBUS AMENDMENT

         This THIRD OMNIBUS AMENDMENT (this "Amendment ") is made as of the 29th day of June, 2001, by and among (i) ASSISTED LIVING PROPERTIES, INC., a Kansas corporation having its principal place of business c/o Alterra Healthcare Corporation, 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("ALP"); (ii) ALTERRA HEALTHCARE CORPORATION, a Delaware corporation, formerly known as Alternative Living Services, Inc. and successor by merger to Sterling House Corporation, having its principal place of business at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("Alterra"); (iii) ALS LEASING, INC, a Delaware corporation having its principal place of business at 10000 Innovation Drive, Milwaukee, Wisconsin 53226 ("ALS Leasing"); (iv) MEDITRUST OF KANSAS, INC., a Delaware corporation having its principal place of business c/o La Quinta Properties, Inc., 197 First Avenue, Needham Heights, Massachusetts 02494 ("MOK"); (v) MEDITRUST ACQUISITION COMPANY LLC, a Delaware limited liability company, successor by merger Meditrust Acquisition Corporation III, a Delaware corporation having its principal place of business c/o La Quinta Properties, Inc., 197 First Avenue, Needham Heights, Massachusetts 02494 ("MAC"); and (vi) T AND F PROPERTIES, LP, a Delaware limited partnership having its principal place of business c/o La Quinta Properties, Inc., 197 First Avenue, Needham Heights, Massachusetts 02494 ("T and F").

W I T N E S S E T H:

          WHEREAS, ALP and ALS Leasing are hereinafter collectively referred to as the "Lessees", and the Lessees and Alterra are hereinafter collectively referred to as the "Alterra Parties";

         WHEREAS, MOK, MAC and T&F are hereinafter collectively referred to as the "Meditrust Parties";

     WHEREAS, the Meditrust Parties own a portfolio of assisted living facilities that are leased to the Lessees and the portfolio of assisted living facilities leased by the Lessees from the Meditrust Parties shall be collectively referred to herein as the "Alterra-Meditrust Pool";

     WHEREAS, the Lessees are directly owned and controlled by Alterra and the Alterra Parties regularly transact business with each other, with Alterra providing working capital, financial and management services and benefits and other services and benefits to and for the Lessees;

     WHEREAS, the Alterra Parties each received direct and indirect benefits from the consummation of each of the transactions evidenced by the facility lease agreements relating to the Alterra-Meditrust Pool (collectively, the "Meditrust/Alterra Leases") and, in consideration of such benefits, the obligations under the Meditrust/Alterra Lease and the other documents evidencing and/or securing the Meditrust/Alterra Leases are cross-defaulted and cross-collateralized (the Meditrust/Alterra Leases, together with such other documents are hereinafter collectively referred to as the "Meditrust/Alterra Lease Documents");

     WHEREAS, Alterra has guarantied the obligations of the Lessees under the Meditrust/Alterra Lease Documents;

     WHEREAS, during the past several months, the Alterra Parties and certain of their respective subsidiaries and/or affiliates have experienced cash flow shortfalls at certain of their respective facilities and businesses;

     WHEREAS, as a result of such cash flow shortfalls, the Alterra Parties have requested that the Meditrust Parties waive certain provisions in the Meditrust/Alterra Lease Documents that (a) require that the Alterra Parties comply with certain financial covenants, (b) provide that any default by the Alterra Parties under certain financing or other credit arrangements with unrelated third parties allowed under the Meditrust/Alterra Lease Documents constitute defaults under the Meditrust/Alterra Lease Documents and/or (c) provide that any admission of inability to pay its debts or of insufficient liquidity by Alterra or subsidiaries of Alterra other than the Lessees constitute defaults under the Meditrust/Alterra Lease Documents (collectively, the "Financial Performance Provisions") in order to allow Alterra, the Lessees and Alterra's other subsidiaries an opportunity to develop and implement a business plan to address the cash flow shortfalls that they are experiencing;

     WHEREAS, subject to certain terms and conditions, the Meditrust Parties have waived, on two prior occasions, compliance with the Financial Performance Provisions (such waivers are collectively referred to herein as the "Prior Waivers") for a period that will expire on July 31, 2001;

     WHEREAS, the Alterra Parties and Alterra's other subsidiaries have continued to experience cash flow shortfalls and, as a result, the Alterra Parties anticipate a future inability to comply with the Financial Performance Provisions and certain other obligations under the Meditrust/Alterra Lease Documents;

     WHEREAS, the Alterra Parties wish to (i) avoid the damage to their respective businesses and reputations which may result from any future inability to comply with the Financial Performance Provisions under the Meditrust/Alterra Lease Documents and any subsequent exercise by the Meditrust Parties of their rights and remedies in connection therewith and (ii) alleviate the cash flow shortfall that they are currently experiencing;

     WHEREAS, the Meditrust Parties wish to avoid (i) the damage to the reputation and other goodwill of the facilities demised under the Meditrust/Alterra Leases that may result from any future inability of the Alterra Parties to perform their respective obligations under the Meditrust/Alterra Lease Documents as a consequence of their deteriorating financial condition and (ii) the delay and expense attendant to any exercise of their rights and remedies under the Meditrust/Alterra Lease Documents;

     WHEREAS, the Alterra-Meditrust Pool includes (i) the premises owned by MAC and demised to ALS Leasing under the eight (8) Facility Lease Agreements more particularly identified on EXHIBIT A, attached hereto and incorporated herein by reference (collectively, the "Wisconsin Leases") and (ii) the premises demised under those certain Facility Lease Agreements more particularly identified on EXHIBIT B attached hereto and incorporated herein by reference, which Facility Lease Agreements have been amended from time to time, including, without limitation, the amendments referenced in such EXHIBIT B and by the instruments identified on EXHIBIT C attached hereto and incorporated herein by reference (such Facility Lease Agreements as so amended, collectively referred to herein as the "Remaining Leases");

     WHEREAS, Alterra desires to purchase all of the premises demised under the Wisconsin Leases, including without limitation, each "Facility" as defined under each of the Wisconsin Leases (collectively, the "Wisconsin Facilities") at a favorable price from MAC, so that Alterra and ALS Leasing may then, in turn, sell the Wisconsin Facilities and ALS Leasing's business operations at such Wisconsin Facilities to a third party (with whom ALS Leasing has entered into an agreement to sell such assets at a favorable price to ALS Leasing) in order to (i) eliminate the on-going liabilities and obligations of Alterra and ALS Leasing under the Wisconsin Leases and related to the operation of the Wisconsin Facilities and (ii) raise cash from the sale to be used for the Alterra Parties' future working capital needs and to address their cash flow shortages;

     WHEREAS, the Alterra Parties have also requested that the Meditrust Parties extend the Prior Waivers and otherwise agree to the terms and conditions set forth herein;

     WHEREAS, it is a condition precedent of the willingness of MAC to sell the Wisconsin Facilities to Alterra, at a discounted price, and to agree with the other Meditrust Parties to extend the Prior Waivers that the Lessees amend the Remaining Leases to eliminate all rights of first refusal granted to the Lessees therein (such amendment shall be referred to herein as the "Waiver of the Rights of First Refusal"); and

     WHEREAS, the Alterra Parties have agreed to the Waiver of the Rights of First Refusal because the extension of the Prior Waivers and the consummation of the sale of the Wisconsin Facilities to Alterra will provide direct and indirect benefits to Alterra and the Lessees by allowing such parties to avoid defaults under the Remaining Leases (which could lead to the Meditrust Parties exercising their rights and remedies thereunder to the disadvantage of the Alterra Parties and their respective business operations), by eliminating certain on-going liabilities under the Meditrust/Alterra Lease Documents and by generating additional cash for the Alterra Parties to assist such parties in addressing their deteriorating financial condition; while the Waiver of the Rights of First Refusal will have no adverse impact on (i) the on-going operations of the remaining facilities in the Alterra-Meditrust Pool, (ii) the values of the respective business operations of the Alterra Parties or (iii) the ability of the Alterra Parties to meet their debts as they become due.

NOW THEREFORE, for and in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the covenants and agreements set forth herein, the Alterra Parties and the Meditrust Parties hereby agree as follows:

1.     The Remaining Leases and the other Meditrust/Alterra Lease Documents are amended by deleting therefrom each Right of First Refusal (as defined under each of the Remaining Leases) and any other similar right of first refusal held by the Lessee to purchase all or any portion of the premises demised under any of the Remaining Leases. The Alterra Parties hereby confirm that, upon execution and delivery of this Amendment, none of the Alterra Parties has any right of first refusal or similar right to purchase all or any portion of the premises demised under any of the Remaining Leases.

2.     Upon the written request of any of the Meditrust Parties accompanied by the proposed documentation, the Lessees shall execute and deliver to the Meditrust Parties an amendment to the short form or memorandum of lease relating to each of the Remaining Leases, confirming of record, that the applicable Lessee under the applicable Remaining Lease has no Right of First Refusal thereunder. If any of the Alterra Parties fails to execute and deliver any such document upon request by any of the Meditrust Parties within five (5) business days of such request, such failure shall constitute an immediate Event of Default under each of the Remaining Leases without any further right to notice or cure. The written request by the Meditrust Entities shall specifically reference this provision.

3.     Subject to the express conditions set forth below, the Meditrust Parties hereby waive, during the period from August 1, 2001 through and including December 31, 2001 (the "Waiver Period"), any defaults or events of default related solely to Financial Performance Provisions under the Meditrust/Alterra Documents or any event that, with notice or lapse of time, would become such defaults or events of default with respect solely to the Financial Performance Provisions during the Waiver Period. The express conditions to the foregoing waiver are the following: (i) the Lessees must pay to the Meditrust Parties all payments due and payable under the Remaining Leases and the other Meditrust/Alterra Lease Documents during the Waiver Period, with such payments to be made on or before the third business day of each month during the Waiver Period, (ii) the foregoing waiver relates solely to the Financial Performance Provisions and (iii) the Alterra Parties must otherwise comply, in all respects, with their respective obligations under the Remaining Leases and the other Meditrust/Alterra Lease Documents. The foregoing waiver shall not constitute a waiver of any default or event of default under any of the Meditrust/Alterra Lease Documents with respect to any of the Financial Performance Provisions that may occur or exist after the Waiver Period.

.4.     The parties hereto acknowledge that the Wisconsin Facilities are being simultaneously sold by MAC to Alterra and that accordingly, effective as of the date hereof, the Meditrust Parties are releasing any rights in or to the Wisconsin Facilities and such Wisconsin Facilities no longer serves as collateral for any of the Alterra Parties' obligations under any of the Meditrust/Alterra Lease Documents or any other documents or instruments in effect with respect to the entire Alterra-Meditrust Pool. The parties hereto covenant and agree that from and after the date hereof they will execute and deliver any documents or instruments necessary to confirm of record the foregoing release.

5.     The Meditrust/Alterra Lease Documents are amended by deleting therefrom the Rent Coverage Ratios required to be maintained thereunder and in lieu thereof, the parties hereto acknowledge and agree that, as a covenant under each of the Remaining Leases, Lessees covenant and agree that, throughout the terms of the Remaining Leases, the facilities demised thereunder shall achieve an aggregate Rent Coverage Ratio equal to or greater than the following ratios for the following periods:

Ratio          Period

1.1:1         January 1, 2001 through December 31, 2001

1.2:1          January 1, 2002 through December 31, 2002 and each calendar year thereafter

Within 90 days after the end of each calendar year, the Lessees shall furnish to the Meditrust Parties an express written calculation showing the compliance or non-compliance for the previous year, as the case may be, with the aforementioned Rent Coverage Ratio.

6.     Alterra hereby ratifies, confirms and reaffirms all Meditrust/Alterra Lease Documents to which Alterra is a party or to which it is bound, including, without limitation, all guaranties, and confirms that each such guarantee and other Meditrust/Alterra Lease Documents is in full force and effect notwithstanding and, except as provided in Paragraph 3, 4 or 5 above, unaffected by this Amendment.

7.     The Alterra Parties hereby represent and warrant to the Meditrust Parties that (i) the execution, delivery and performance of all of their respective obligations under this Amendment by each of the Alterra Parties has been duly authorized by all necessary corporate action, and such execution, delivery and performance does not and will not (a) require any consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person that has not already been obtained, or (b) result in a breach of or constitute a default under any agreement, lease or instrument to which any of the Alterra Parties is a party or by which it or its properties may be bound or affected and (ii) the Lessees are the holders of all of the tenants' or lessees' interests under each of the Remaining Leases. If such representation and warranty proves to be untrue, the same shall constitute an immediate Event of Default under the Remaining Leases without any further right to notice or cure.

8.     The Meditrust Parties hereby represent and warrant to the Alterra Parties that (i) the execution, delivery and performance of all of their respective obligations under this Amendment by each of the Meditrust Parties has been duly authorized by all necessary action, and such execution, delivery and performance does not and will not (a) require any consent or approval or other authorization of, or exemption by, or declaration or filing with, any Person that has not already been obtained, or (b) result in a breach of or constitute a default under any agreement, lease or instrument to which any of the Meditrust Parties is a party or by which it or its properties may be bound or affected, (ii) the Meditrust Parties are the holders of all of landlords' or lessors' interests under each of the Remaining Leases and (iii) with respect to all of the property demised under the Remaining Leases, other than the premises located in Manlius, New York and demised under the Remaining Lease identified in item 9 on EXHIBIT B, as to which no representation or warranty is made, the only holders of any mortgages, deeds of trust or "Encumbrances", including, without limitation, "Fee Mortgages" (as such terms are defined under the Remaining Leases) is Meditrust Mortgage Investments, Inc., a Delaware corporation, that is an affiliate of the Meditrust Parties.

9.     This Amendment shall be deemed to amend the Remaining Leases and the other Meditrust/Alterra Lease Documents solely as expressly set forth herein, and as amended hereby, the Remaining Leases and the other Meditrust/Alterra Lease Documents are hereby ratified, approved and confirmed in every aspect and are valid, binding and in full force and effect.

10.     This Amendment shall be binding upon the Meditrust Parties and the Alterra Parties and their respective successors and assigns.

11.     This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

12.     This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one original and all of which shall constitute one and the same instrument.

WITNESS the execution hereof under seal as of the day and year first above written.

WITNESS:	ASSISTED LIVING PROPERTIES, INC., a Kansas corporation

/s/ J.C. Hansen	By: /s/ Mark W. Ohlendorf
Name: Mark W. Ohlendorf Title: Vice President

WITNESS:	ALTERRA HEALTHCARE CORPORATION, a Delaware corporation

/s/ J.C. Hansen	By: /s/ Mark W. Ohlendorf Name: Mark W. Ohlendorf Title:Sr. Vice President & CFO

WITNESS:	ALS LEASING, INC., a Delaware corporation

/s/ J.C. Hansen	By: /s/ Mark W. Ohlendorf Name: Mark W. Ohlendorf Title: Vice President

WITNESS:	MEDITRUST OF KANSAS, INC., a Delaware corporation

/s/ Deborah C. Rice	By: /s/ Kathryn Arnone Name: Kathryn Arnone Title: Assistant Secretary

WITNESS:	MEDITRUST ACQUISITION COMPANY LLC, Delaware limited liability company

/s/ Deborah C. Rice	By: /s/ Kathryn Arnone Name: Kathryn Arnone Title: Assistant Secretary

WITNESS:	T AND F PROPERTIES, LP, a Delaware limited partnership

By: MT GENERAL LLC, sole general partner
/s/ Deborah C. Rice	By: /s/ Kathryn Arnone Name: Kathryn Arnone Title: Assistant Secretary

CONSENT

     Meditrust Mortgage Investments, Inc., the holder of various Fee Mortgages encumbering the premises demised certain of the Remaining Leases hereby consents to the foregoing Third Omnibus Amendment (including, without limitation, the release of the Wisconsin Facilities as collateral for any of the Alterra Parties' obligations under any of the Meditrust/Alterra Lease Documents or any other documents or instruments in effect with respect to the entire Alterra-Meditrust Pool).

WITNESS:	MEDITRUST MORTGAGE INVESTMENTS, INC., a Delaware Corporation

/s/ Deborah C. Rice	By: /s/ Kathryn Arnone Name: Kathryn Arnone Title:Assistant Secretary

EXHIBIT A

WISCONSIN LEASES

1.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of June 18, 1997 (Menomonie, WI).

2.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of June 18, 1997 (New Richmond, WI).

3.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of June 18, 1997 (Wisconsin Rapids (WovenHearts), WI).

4.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Eau Claire, WI).

5.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Plover, WI).

6.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Wisconsin Rapids (The Oaks), WI

7.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Wausau, WI).

8.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997. (Medford, WI)

EXHIBIT B

REMAINING LEASES

1.

Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996, as amended by Addendum to Facility Lease Agreement dated as of December 30, 1996 (Fort Myers, FL).

2.

Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996, as amended by Addendum to Facility Lease Agreement dated as of December 30, 1996 (Tampa, FL).

3.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996 (Farmington I, MI).

4.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996 (Farmington II, MI).

5.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996 (Utica, MI).

6.

Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996, as amended by Addendum to Facility Lease Agreement dated as of December 30, 1996 (Yardley, PA).

7.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996 (Brown Deer, WI).

8.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of December 30, 1996 (Onalaska, WI).

9.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of April 30, 1997 (Manilus, NY).

10.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of June 18, 1997 (Plymouth, WI).

11.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 Fairbault, MN).

12.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Mankato, MN).

13.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Sauk Rapids, MN).

14.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Winona, MN).

15.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Manitowac, WI).

16.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Neenah, WI).

17.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Osh Kosh, WI).

18.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Sun Prairie, WI).

19.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Willmar, WI).

20.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Middleton, WI).

21.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Charleston, SC).

22.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Charlotte (Clare Bridge), NC).

23.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Columbia, SC).

24.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Jacksonville, FL).

25.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Greensboro (Clare Bridge), NC

26.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Charlotte (Wynwood), NC).

27.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Greensboro (Wynwood), NC).

28.	Facility Lease Agreement by and between Meditrust Acquisition Corporation III, as Lessor, and ALS Leasing, Inc., as Lessee, dated as of November 21, 1997 (Lansing, MI).

29.	Facility Lease Agreement between Meditrust of Florida, Inc., as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of May 23, 1997 (Ocala, FL).

30.	Facility Lease Agreement between Meditrust of Florida, Inc., as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of October 10, 1997 (Ormond Beach, FL).

31.	Facility Lease Agreement between Meditrust Company LLC, as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of May 8, 1998 (Marion, OH).

32.

Facility Lease Agreement between Meditrust of Ohio, Inc., as Lessor and MOC Healthcare Company, as Lessee, dated as of March 12, 1998, as affected by Facility Sublease Agreement between MOC Healthcare Company, as Sublessor and Assisted Living Properties, Inc., as Sublessee, dated as of March 12, 1998, with Consent of Meditrust of Ohio, Inc., dated as of March 12, 1998 and Termination of Lease by and between Meditrust Company LLC (as successor by merger to Meditrust of Ohio, Inc.), as Lessor and MOC Healthcare Company, as Lessee, dated as of December 1, 1998, with Joinder of Assisted Living Properties, Inc. (Barberton, OH).

33.	Facility Lease Agreement between Meditrust of Ohio, Inc., as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of February 20, 1998 (Englewood, OH).

34.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of July 1, 1998 (Kenosha, WI).

35.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of July 1, 1998 (Davison, MI

36.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of July 31, 1998 (Delta, MI).

37.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of September 4, 1998 (Troy, MI).

38.	Facility Lease Agreement between Meditrust Acquisition Corporation III, as Lessor and ALS Leasing, Inc., as Lessee, dated as of September 4, 1998 (Holly, MI).

39.

Facility Lease by and between Meditrust of Kansas, Inc., as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of March 22, 1996, as amended or affected by First Amendment to Facility Lease dated December 31, 1996 and Third Amendment to Facility Lease Agreement dated as of January, 2000 (Bethany, OK, and Derby and Wellington, KS).

40.	Facility Lease Agreement between Meditrust of Kansas, Inc., as Lessor and Assisted Living Properties, Inc., as Lessee, dated as of November 10, 1997 (Bartlesville, OK).

41.	Facility Lease Agreement by and between Meditrust of Texas, Inc., as Lessor, and Assisted Living Properties, Inc., as Lessee, dated as of October 20, 1997 (Lancaster, TX).

42.	Facility Lease Agreement by and between Meditrust of Texas, Inc., as Lessor, and Assisted Living Properties, Inc., as Lessee, dated as of March 31, 1997 (Temple, TX).

43.	Facility Lease Agreement by and between Meditrust of Texas, Inc., as Lessor, and Assisted Living Properties, Inc., as Lessee, dated as of April 30, 1997 (Kerrville, TX).

44.	Facility Lease Agreement by and between Meditrust of Texas, Inc., as Lessor, and Assisted Living Properties, Inc., as Lessee, dated as of June 18, 1997 (San Antonio, TX).

EXHIBIT C

OMNIBUS AND MULTI-FACILITY AMENDMENTS AND AGREEMENTS

  Amended and Restated Agreement Regarding Related Lease Transactions ($100 Million Meditrust Investment), dated as of April 30, 1997, by and among ALS Leasing, Inc. and Meditrust Acquisition Corporation III, together with Joinder and Consent of Alternative Living Services, Inc., as amended.

  Amended and Restated Agreement Regarding Related Transactions ($35 Million Meditrust Investment), dated as of March 31, 1997, by and among Assisted Living Properties, Inc., Meditrust of Florida, Inc., Meditrust of Texas, Inc., and Meditrust of Kansas, Inc., together with Joinder and Consent of Sterling House Corporation, as amended.

  Agreement Regarding Related Transactions ($50 Million Meditrust Investment), dated as of September 30, 1997, by and among Assisted Living Properties, Inc., Meditrust of Florida, Inc., Meditrust of Texas, Inc., Meditrust of Kansas, Inc., and Meditrust of Ohio, Inc., together with Joinder and Consent of Sterling House Corporation, as amended.

  Agreement Regarding Related Lease Transactions ($150 Million Meditrust Investment), dated as of November 21, 1997, by and among ALS Leasing, Inc. and Meditrust Acquisition Corporation III, together with Joinder and Consent of Alternative Living Services, Inc., as amended.

  Omnibus Amendment, dated as of December 29, 1999, by and among Assisted Living Properties, Inc., Sterling House Corporation, Alterra Healthcare Corporation, ALS Leasing, Inc., Meditrust of Kansas, Inc., New Meditrust Company LLC, T and F Properties, LP and Meditrust Acquisition Company LLC.

  Second Omnibus Amendment, dated as of January 28, 2000, by and among Assisted Living Properties, Inc., Alterra Healthcare Corporation, ALS Leasing, Inc., Meditrust of Kansas, Inc., New Meditrust Company LLC, T and F Properties, LP and Meditrust Acquisition Company LLC.

  Amendment to Sterling-Meditrust Leases, dated as of December 23, 1999, by and among Assisted Living Properties, Inc. Sterling House Corporation, Alterra Healthcare Corporation, ALS Leasing, Inc., Meditrust of Kansas, Inc., New Meditrust Company LLC, T and F Properties, LP and Meditrust Acquisition Company LLC.